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                                    EXHIBIT P
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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is entered into as of June 20, 1997, by and between Alcan Aluminium Limited, a Canadian corporation ("Seller"), and EV Global Motors Company, a California corporation ("Buyer").

                                    RECITALS

                  WHEREAS, Seller currently owns 1,401,925 shares of common stock, $0.01 par value (the "Stock"), of Unique Mobility Inc., a publicly traded Colorado corporation listed on the American Stock Exchange, Boston Stock Exchange and Pacific Stock Exchange (the "Company"); and

                  WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, 1,151,925 shares of the Stock (the "Purchased Stock") on the terms and conditions set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, Seller and Buyer hereby agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following definitions shall apply:

                  "Act" means the Securities Act of 1933, as amended.

                  "Agreement" means this Stock Purchase Agreement by and between Seller and Buyer, as amended or supplemented.

                  "Business of the Company" means the management, business, operations, financial condition, results of operations, assets, properties and business prospects of the Company.

                  "Buyer" means EV Global Motors Company, a California corporation.

                  "Company" has the meaning assigned to such term in the recitals to this Agreement.

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                  "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restriction on transfer generally arising under any applicable federal or state securities law or reporting obligations under Section 13 or Section 16 of the Securities Exchange Act of 1934.

                  "Purchase Price" has the meaning assigned to such term in
Section 2.

                  "Purchased Stock" has the meaning assigned to such term in the recitals to this Agreement.

                  "Purchased Stock Certificates" means certificates representing the Purchased Stock, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer.

                  "Seller" means Alcan Aluminium Limited, a Canadian corporation.

                  "Seller's Counsel" means Jones, Day, Reavis & Pogue.

                  "Stock" has the meaning assigned to such term in the recitals to this Agreement.

                  2. PURCHASE AND SALE OF PURCHASED STOCK. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer and deliver to Buyer, the Purchased Stock in exchange for an amount equal to THREE MILLION ONE HUNDRED NINETY THOUSAND EIGHT HUNDRED THIRTY-TWO AND TWENTY-FIVE ONE-HUNDREDTHS U.S. DOLLARS ($3,190,832.25) (the "Purchase Price"). Upon execution and delivery of this Agreement, Seller shall deliver the Purchased Stock Certificates to Buyer at the offices of Seller's Counsel in Los Angeles, California. In consideration for the sale, assignment and transfer of the Purchased Stock effected hereby, simultaneously with the receipt by Buyer of the Purchased Stock Certificates, Buyer shall pay to Seller, and Seller shall have received from Buyer, by bank cashier's check, the Purchase Price plus $1,486.14.

                  Promptly following the execution of this Agreement, Seller shall deliver to the registrar and transfer agent for the Stock, a letter of instructions requesting such transfer agent to affix the following legend on all certificates representing the Purchased Stock issued to Buyer in replacement for the Purchased Stock Certificates:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN


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         EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO
         EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                  3. SELLER'S REPRESENTATIONS AND WARRANTIES. In order to induce Buyer to enter into this Agreement, Seller represents and warrants as follows:

                  (a) ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of Canada. Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and to carry on its business as now being conducted. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Seller and this Agreement has been duly executed and delivered by Seller.

                  (b) VALIDITY, BINDING EFFECT. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  (c) OWNERSHIP OF PURCHASED STOCK. Seller owns the Purchased Stock beneficially and of record, free and clear of any Encumbrance and subject to that certain General Agreement dated as of June 7, 1988 by and between the Company and Alcan International Limited. Buyer is acquiring good and marketable title to and complete ownership of the Purchased Stock from Seller, free of any Encumbrance, except as created pursuant to Section 6 of this Agreement or as otherwise created by Buyer. To Seller's knowledge, the Purchased Stock is duly authorized, validly issued and outstanding and is fully paid and nonassessable.

                  (d) NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in the breach of any of the terms, conditions or provisions of the Certificate of Amalgamation or By-Laws of Seller or any law, regulation, order, writ, injunction or decree of any court or governmental authority, or of any agreement or other material restriction to which Seller is a party or by which it is bound.

                  4. BUYER'S REPRESENTATIONS AND WARRANTIES. In order to induce Seller to enter into this Agreement, Buyer represents and warrants as follows:

                  (a) ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has all necessary corporate power and authority to execute, deliver and perform this Agreement and to carry on its business as now being conducted. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer and this Agreement has been duly executed and delivered by Buyer.


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                  (b) VALIDITY, BINDING EFFECT. This Agreement constitutes the legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  (c) INVESTMENT REPRESENTATION. Buyer hereby acknowledges and agrees that: (i) the Purchased Stock has not been registered under the Act or qualified with the securities regulatory agency of any state of the United States; and (ii) it is acquiring the Purchased Stock as an investment for its own account and not with a view to, or for resale in connection with, any distribution thereof to any other person or entity.

                  (d) NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in the breach of any of the terms, conditions or provisions of the Articles of Incorporation and Bylaws of Buyer or any law, regulation, order, writ, injunction or decree of any court or governmental authority, or of any agreement or other material restriction to which Buyer is a party or by which it is bound.

                  (e) FINANCING. Buyer has sufficient funds immediately available to make the payment required by Section 2 of this Agreement.

                  (f) INVESTMENT RISK. The purchase of the Purchased Stock involves a high degree of economic risk, including the risk of a complete loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of purchasing the Purchased Stock and Buyer is able to bear the economic risk of Buyer's investment in the Purchased Stock.

                  (g) INFORMATION ABOUT THE COMPANY. (i) Buyer and its advisors, if any, have been furnished with, or otherwise have had full access to, and have had full opportunity to review all publicly available materials regarding the Business of the Company; (ii) no representations, warranties or covenants (including, without limitation, any representations, warranties or covenants regarding the Business of the Company, or the future value, if any, of the Purchased Stock) have been made by Seller to Buyer except as set forth in this Agreement; (iii) Buyer is relying on its own investigation and examination of the Business of the Company in deciding to purchase the Purchased Stock; and
(iv) even though Seller owns the Purchased Stock, there may exist material non-public information regarding the Business of the Company of which Seller is not in possession, and Buyer is not relying on Seller to investigate and disclose to Buyer any such information which may exist.

                  (h) RESTRICTED SECURITIES. The shares of the Purchased Stock are currently (and when purchased by Buyer will continue to be) Restricted Securities (as such term is defined in Rule 144 promulgated under the Act), are being offered and sold to Buyer in a transaction not registered under the Act, and Seller, in transferring and selling the


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Purchased Stock to Buyer, is relying upon the truth and accuracy of the representations and warranties of Buyer set forth in this Agreement.

                  5. COVENANT REGARDING PUBLICITY. Buyer and Seller shall cooperate with each other in connection with all publicity relating to the transactions contemplated by this Agreement and each agrees not to issue any press release, publicity statement or other public notice relating to this Agreement or the transactions contemplated by this Agreement without the other's prior written consent (which shall not be unreasonably withheld or delayed), except to the extent that any such press release, publicity statement or other public notice is required by applicable law.

                  6. BUYER'S COVENANTS REGARDING RESALE OF THE PURCHASED STOCK. Buyer hereby covenants and agrees that it shall not offer for sale, sell or otherwise transfer the Purchased Stock except pursuant to an effective registration statement under the Act or pursuant to exemption from registration under the Act.

                  7. MISCELLANEOUS.

                  (a) GOVERNING LAW. THIS AGREEMENT, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAW DOCTRINES.

                  (b) HEADINGS. The descriptive headings of the sections of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  (c) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto, and incorporates all prior and contemporaneous discussions, agreements and understandings between the parties with respect to the subject matter hereof.

                  (d) COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts and by different parties in separate counterparts. Such counterparts shall constitute one and the same agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party. The facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                  (e) ATTORNEY'S FEES. In the event of any action by any party arising under or out of, in connection with or in respect of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

                  (f) MODIFICATION. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged, terminated, revoked or cancelled except by an


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instrument in writing signed by the party against whom any change, discharge or termination is sought.

                  (g) NOTICES. Any notice or other communication hereunder shall be given in writing and either delivered in person, transmitted by telex or telecopy, mailed (postage prepaid), or delivered by private courier service, as follows:

If to Buyer, addressed to:

                  EV Global Motors Company
                  10880 Wilshire Boulevard, Suite 1400
                  Los Angeles, California 90024
                  Attention: President
                  Telecopy: (310) 441-2651

                  With a copy to:

                  O'Melveny & Myers LLP
                  400 South Hope Street
                  Los Angeles, California 90071-2899
                  Attention: D. Stephen Antion, Esq.
                  Telecopy: (213) 669-6407

If to Seller, addressed to:

                  Alcan Aluminium Limited
                  1188 Sherbrooke Street West
                  Montreal, Quebec H38 3G2
                  CANADA
                  Attention:  Mr. Michael A. Bell
                  Telecopy:  (514) 848-1444

                  With a copy to:

                  Jones, Day, Reavis & Pogue
                  North Point, 901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Attention:  Michael Marting, Esq.
                  Telecopy:  (216) 579-0212;

or to such other addresses as Seller or Buyer may from time to time designate by notice as provided herein, provided that notices of change of address shall be effective only upon the receipt thereof.


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                  (h) SURVIVAL. All representations, warranties and agreements of Buyer and Seller made in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive indefinitely.

                  (i) EXPENSES. Subject to Section 7(e) above, each party hereto shall bear all of the expenses (including, without limitation, the fees of its respective legal counsel, investment advisors and accountants) incurred by or on behalf of such party in connection with the transactions contemplated hereby, including any expenses in connection with the negotiation and preparation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]


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                  IN WITNESS WHEREOF, the undersigned have caused this Stock
Purchase Agreement to be duly executed and delivered as of the date first written above.

                          ALCAN ALUMINIUM LIMITED

                          By:      /s/ E. P. LeBlanc
                             ----------------------------
                          Name: E. P. LeBlanc
                          Title: Executive Vice President

                          EV GLOBAL MOTORS COMPANY

                          By:      /s/ Irene DiVito
                             ----------------------------
                          Name: Irene DiVito
                          Title: Officer/Secretary



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